Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Zaldiva, Inc. (the “Registrant”) on Form 10-K for the year ending September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), we, Nicole Leigh, President, and Robert B. Lees, CFO of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	January 11, 2012	By:	/s/Nicole Leigh
Nicole Leigh, President and Director

Date:	January 11, 2012	By:	/s/Robert B. Lees
Robert B. Lees, CFO and Director